EXHIBIT 99.34


                                  NEWS RELEASE
                                  ------------

For Immediate Release                                   Contact: Tom McGraw
                                                                 650-875-4865

               FNB Bancorp Appoints New Director, Michael Pacelli

South San Francisco, CA: March 24, 2006: FNB Bancorp (Bulletin Board FNBG.OB), the holding company for First National Bank of Northern California, is pleased to announce the appointment of Michael Pacelli to the Board of Directors of FNB Bancorp and First National Bank of Northern California. Mike is President of Bay Relations, Inc. He has been involved in public relations and community organizations in San Mateo County and San Francisco for over twenty-five years. Mike's appointment is effective April 1, 2006. Mike Wyman, Chairman of the Board of FNB Bancorp said, "Mike's extensive community experience and leadership bring great value to First National Bank of Northern California." First National Bank of Northern California was established in 1963 in Daly City, California. Today, the Bank has eleven branches in San Mateo County and two branches in San Francisco with total assets of $560,000,000.00, (five hundred sixty million dollars).


Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

James B. Ramsey
Senior Vice President & Chief Financial
Officer
Tel: (650) 875-4862     Fax: (650) 588-9695


                                       3